UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2011

EMBASSY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-1449794	26-3339011
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Gateway Drive, Suite 100 Bethlehem, PA	18017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 882-8800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant tor Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 21, 2011, Embassy Bank for the Lehigh Valley (the “Bank”), the primary operating subsidiary of Embassy Bancorp, Inc. (the “Company”), executed a second lease expansion addendum agreement (the “Addendum”) to the Lease agreement dated June 11, 2001 with Red Bird Associates, LLC (“Red Bird”) providing for the lease of the Bank’s principal office located at 100 Gateway Drive in Bethlehem, Pennsylvania (the “Lease”).

The Addendum provides for the lease by the Bank of an additional 4,303 square feet of space on the second floor of the premises, effective January 1, 2012 (the “Commencement Date”), and continuing for the remaining term of the underlying Lease, including all renewal options, at an additional annual rental amount of $73,151.00.  Pursuant to the terms of the Addendum, the rental amount will increase annually by 3.0% over the annual rent for the immediately preceding Lease year.

The Addendum further provides the Bank with a right of first refusal with respect to any written offer to lease or purchase the premises received by Red Bird.

As disclosed in the Company’s definitive proxy statement filed with the SEC on April 29, 2011, Red Bird is a real estate holding company owned by several Directors of the Company and the Bank, as well as Judith A. Hunsicker, Senior Executive Vice President and Chief Operating and Financial Officer.  Prior to its execution, the terms of the Addendum, including the rental amount, were determined by a majority of the disinterested Directors to be no less favorable to the Bank than the terms then prevailing in the relevant market.

A copy of the Addendum is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits

10.1	Second Lease Expansion Addendum dated October 21, 2011 by and between Embassy Bank for the Lehigh Valley and Red Bird Associates, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMBASSY BANCORP, INC.

Date : October 25, 2011	By:	/s/ Judith A. Hunsicker
	Name :	Judith A. Hunsicker
	Title :	Senior Executive Vice President,
Chief Operating and Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Second Lease Expansion Addendum dated October 21, 2011 by and between Embassy Bank for the Lehigh Valley and Red Bird Associates, LLC